Exhibit 10.5

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), effective as of the 19th day of July 2004, is entered into by Achillion Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 300 George Street, New Haven, CT 06511-6624 (the “Company”), and Michael D. Kishbauch., residing at 18 Cherryville Road, Flemington, NJ (the “Employee”).

WHEREAS, the Company desires to engage the services of the Employee and the Employee desires to be employed by the Company,

NOW, THEREFORE, in consideration of the employment of the Employee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof (the “Commencement Date”) and ending on December 31,2006 (such period, as it may be extended, the “Employment Period”), unless sooner terminated in accordance with the provisions of Section 4. This Agreement shall automatically renew for successive one-year periods unless, at least six months prior to the expiration of the applicable Employment Period, either party has notified the other party that this Agreement shall not so renew.

2. Title; Capacity. The Employee shall serve as President and Chief Executive Officer or in such other reasonably comparable position as the Board of Directors (the “Board”) may determine from time to time. The Employee shall be based at the Company’s headquarters in New Haven, Connecticut, or such place or places in the continental United States as the Board shall determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the Board. The Employee shall serve as a member of the Board of Directors of the Company for so long as he is serving in the capacity of the Company’s Chief Executive Officer. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to the Employee. The Employee agrees to devote his or her entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company’s customary payroll practices, an annual base salary of $300,000 for the period commencing on the Commencement Date. The Salary will be increased to $320,000 per annum beginning on January 1st of 2005. Such salary shall be subject to increase thereafter as determined by the Board.

3.2 Bonus. The Employee shall be eligible to receive additional compensation of up to 50% of the Employee’s then current base salary based upon the Employee’s achievement of certain performance goals mutually agreed upon between the Employee and the Board. However, for the year ending on December 31st, 2004, the Employee will receive a bonus of $150,000.

3.3 Fringe Benefits. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee’s position, tenure, salary, age, health and other qualifications make him or her eligible to participate.

3.4 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his or her duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

3.5 Equity. Upon the approval of the Board of Directors of the Company, the Employee shall be granted an incentive stock option for the purchase of 2,165,017 shares of the Company’s common stock, at a price per share equal to the fair market value at the time of Board of Director approval. These shares shall vest over four years, with 25% of the shares subject to the grant vesting one year from date of employment and the remainder vesting in equal quarterly installments for the three-year period thereafter.

3.6 Signing Bonus. The Employee shall be entitled to receive a signing bonus of $50,000 less applicable taxes. The bonus will be disbursed to Employee in two equal installments of $25,000.00 in accordance with the Company’s payroll schedule after the Commencement Date.

3.7 Withholding. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.

4. Termination of Employment Period. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1 Expiration of the Employment Period;

4.2 At the election of the Company, for Cause (as defined below), immediately upon, written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based;

4.3 At the election of the Employee, for Good Reason (as defined below) within twelve months following the consummation of a Corporate Transaction, (as defined below), upon not less than two weeks’ prior written notice of termination, which notice shall identify the Good Reason upon which the termination is based;

4.4 Upon the death or disability (as defined below) of the Employee;

4.5 At the election of the Company, upon not less than fifteen, (15) days’ prior written notice of termination;

4.6 At the election of the Employee, upon not less than fifteen (15) days’ prior written notice of termination; or

4.7 At the election of the Employee, in the event the Employee is required by the Company to relocate such that such Employee’s daily commute shall exceed 60 miles without his written consent.

5. Effect of Termination.

5.1 At-Will Employment. If the Employment Period expires pursuant to Section 1 hereof, then, unless the Company notifies the Employee to the contrary, the Employee shall continue his or her employment on an at-will basis following the expiration of the Employment Period. Such at-will employment relationship may be terminated by either party at any time and shall not be governed by the terms of this Agreement (except for Section 6 hereof).

5.2 Payments Upon Termination.

(a) In the event the Employee’s employment is terminated pursuant to Section 4.1, Section 4,2, Section 4.4 or Section 4.6, the Company shall pay to the Employee the compensation and benefits otherwise payable to him or her under Sections 3.1 and 3.4 through the last day of his or her actual employment by the Company.

(b) In the event the Employee’s employment is terminated by the Employee pursuant to Section 4.3 or Section 4.7 or by the Company pursuant to Section 4,5, the Company shall continue to pay to the Employee his or her salary as in effect on the date of termination until the earlier of (i) the date that is eighteen (18) months after the date of termination or (ii) the date upon which the Employee commences full-time employment with another Company. However, in no case shall the total severance period be less than twelve (12) months.

5.3 Survival. The provisions of Sections 6, 8 and 10 shall survive the termination of this Agreement

5.4 Effect of Termination, on Equity. In the event the Employee’s employment with the Company is terminated (i) by the Employee pursuant to Section 4.3 or 4.7 or (ii) within 12 months following a Corporate Transaction, by the Company pursuant to Section 4.5, then all of the shares of common stock underlying stock options shall immediately vest and become exercisable upon the date of the Employee’s termination.

5.5 Release. The payment to the Employee of the amount payable under Section 5.2(b) shall (i) be contingent upon the Employee’s entering into a binding release prepared by counsel to the Company and reasonably acceptable to the Company and (ii) constitute the sole remedy of the Employee in the event of a termination of the Employee’s employment in the circumstances set forth in Section 5.2(b).

6. Termination Obligations.

6.1 Return of Company’s Property. Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints and other documents or materials, or copies thereof, and equipment furnished to or prepared by Employee in the course of or incident to Employee’s employment, belong to Company and shall be promptly returned to Company upon termination of Employee’s employment. Following termination, Employee will not retain any written or other tangible material containing any proprietary information of information pertaining to the Company’s proprietary information.

6.2 Cooperation in Pending Work. Following any termination of Employee’s employment, Employee shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company. Employee shall also cooperate in the defense of any action brought by any third party against the Company that relates in any way to Employee’s acts or omissions while employed by the Company.

7. Effect of Corporate Transaction. In the event the Company consummates a Corporate Transaction that is not a Private Transaction (as defined below), then an additional 25% of the original number of shares of common stock subject to stock option agreements shall immediately vest and become exercisable upon the date of the consummation of such transaction. The provisions of Section 5.4 shall also apply to any such Corporate Transaction.

8. Non-Competition and Non-Solicitation Agreement. The Employee shall execute, simultaneously with the execution of this Agreement, the Non-Competition and Non-Solicitation Agreement attached hereto as Exhibit A.

9. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

9.1 “Cause” shall mean (a) a good faith finding by the Company that (i) the Employee has failed to substantially perform his or her reasonably assigned duties for the Company, or (ii) the Employee has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has had a material adverse effect on the Company, (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony or (c) breach by the Employee of any material provision of this Agreement, any invention and non-disclosure agreement, non-competition and non-solicitation agreement or other agreement with the Company, which breach is not cured within thirty days written notice thereof.

9.2 “Corporate Transaction” shall mean the sale of all or substantially all of the capital stock (other than the sale of capital stock to one or more venture capitalists or other institutional investors pursuant to an equity financing (including a debt financing that, is convertible into equity) of the Company approved by a majority of the Board of Directors of the Company), assets or business of the Company, by merger, consolidation, sale of assets or Otherwise (other than a merger or consolidation an which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

9.3 “Disability” shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation, as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

9.4 “Good Reason” shall exist upon (i) mutual written agreement by the Employee and the Board of Directors of the Company that Good Reason exists; (ii) the Employee being required by the Company to relocate such that such Employee’s daily commute shall exceed 60 miles without the written consent of the Employee; (iii) any material breach by the Company or any successor thereto of any agreement to which the Employee and the Company are parties, which breach is not cured within thirty days of written notice thereof; or (iv) demotion of the Employee to a position with responsibilities substantially less than such Employee’s current position without the prior consent of the Employee.

9.5 “Private Transaction” shall mean any Corporate Transaction where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”) and/or (iii) securities for which the Company or any other issuer thereof has agreed to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

10. Miscellaneous.

10.1 Entire Agreement; Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral, including the Original Agreement. The parties hereby agree that as of the date hereof, the Original Agreement is of no further force or effect and the Company shall have no obligations to the Employee under such Original Agreement. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement

10.2 Notices. Any notices delivered under this Agreement shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth, in this Section 10.2.

10.3 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plurals and vice versa.

10.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee and approved by a majority of the members of the Board of Directors of the Company.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Connecticut (or, if appropriate, a federal court located within Connecticut), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

10.6 Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her.

10.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

10.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

10.10 Employee’s Acknowledgments. The Employee acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Employee’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Employee.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

ACHILLION PHARMACEUTICALS, INC.

By:	/s/
Name:	Marios Fotiadis
Title:	CEO and Director

EMPLOYEE:

/s/
Name:	Michael D. Kishbauch

NONCOMPETITION AGREEMENT

Kishbauch	Michael	D.
Employee’s Last Name	First Name	Middle Initial

I, the undersigned, recognize that in my position with the Company I will be performing a highly responsible role in a very competitive industry. Because of the injury that might accrue to the Company through my association with a competitor of the Company, combined with my privileged access to the Company’s proprietary information, I understand that it is important that the Company protect itself. I, further, recognize that execution of this Agreement is an express condition of my employment.

In consideration of my employment, continued employment, promotion or increase in compensation by the Company, I hereby agree as follows:

1. Definition. For the purposes of this Agreement, the “Company” means and includes Achillion Pharmaceuticals, Inc. and all of its existing, past or future parents, subsidiaries and affiliates.

2. Best Efforts; Reasonableness of Restrictions.

(a) During the period of my employment with the Company, I shall devote my full time and best efforts to the business of the Company and I shall neither pursue any business opportunity outside the Company nor take any position with any organization other than the Company without the approval of a majority of the disinterested members of the Company’s Board of Directors.

(b) I acknowledge and agree that (i) by virtue of my acquiring knowledge of the Company’s valuable trade secrets and confidential information concerning the names, specialized needs, concerns, and characteristics of the Company’s customers and other aspects of the Company’s sales, marketing, pricing, and promotional activities learned or developed in the course of my employment at the Company, and (ii) in recognition of the worldwide market for the Company’s services and technology, the restrictions contained in Sections 3 and 4 hereof are reasonable in all respects to protect the Company’s investment in my training and development, to protect the Company from unfair competition, and to protect the good will and other business interests of the Company.

3. Covenant Not to Compete.

(a) I shall not during my employment with the Company and for a period of one year thereafter directly or indirectly enter into, participate in or engage in a business or the solicitation of any business which is, directly or indirectly, in competition or proposes to be in competition with the business of the Company (which as of the date hereof is the discovery, development and commercialization of small molecule drugs that combat resistance in infectious diseases, particularly those caused by hepatitis B virus, hepatitis C virus or HIV, including research and development relating to zinc finger drug development technology and elvucitabine, as an individual on my own account, as a stockholder, principal, partner or joint venturer, as the owner of an interest in, or as a director or officer of, any business or entity, as an employee, agent, salesman, contractor or consultant of any person, business or entity, or otherwise, except that nothing contained herein will preclude me from purchasing or owning securities of any such business or entity if such securities are publicly traded and my holdings thereof do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business or entity. Notwithstanding the foregoing and any other provision of this Agreement, Employee will not be restrained following his employment with the Company from participating in or engaging in a business or the solicitation of any business as an individual, employee, consultant, stockholder, principal, partner or joint venturer, owner, director, officer of any business or entity so long as employee does not participate or engage in activities related to discovery, development and commercialization of small molecule drugs that combat resistance in infectious diseases, particularly those caused by hepatitis B virus, hepatitis C virus or HIV, including research and development relating to zinc finger drug development technology and elvucitabine.

(b) I will not, at any time during or after the termination of my employment with the Company, interfere or attempt to interfere with, the relationship of the Company with any person or entity which at any time during my employment with the Company was an employee, licensee, sales agent or sales representative (or employee thereof), or customer, potential customer or vendor of, or supplier or licensor to, or in the habit of dealing with, the Company, as an individual on my own account, as a partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an employee, agent, salesman, contractor or consultant of any person or entity, or otherwise.

4. Covenant Not to Solicit.

(a) I will not during my employment with the Company and for a period of one year thereafter solicit, divert or appropriate, or attempt to solicit, divert or appropriate, the business of any customer or potential customer of the Company as an individual on my own account, as a stockholder, principal, partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an employee, agent, salesman, contractor or consultant of any person or entity, or otherwise.

(b) I will not during my employment with the Company and for a period of one year thereafter employ or in any manner solicit, induce or attempt to solicit or induce any employee, consultant, licensee, sales agent or sales representative (or any employee thereof) of, or any vendor, supplier or licensor to, the Company, or any such person and/or entity whose employment or association with the Company has terminated within six (6) months prior to or after my termination with the Company, to leave the Company’s employ, terminate his or its association with the Company, or otherwise interfere with the relationship of the Company with any such person or entity, whether for my own account or the account or the account of any other person or entity.

5. Severability and Interpretation. I agree that each provision, subpart and clause herein shall be treated as separate and independent clauses. In the event that any provision, subpart and/or clause of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision, subpart and/or clause is held to be overbroad as written, such provision, subpart and/or clause shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

6. Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

7. Acquiescence in Injunction. I understand that if I violate any provision of this Agreement the Company will be irreparably harmful and will have no adequate remedy at law. The Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, this Agreement. I hereby agree that if I act in violation of any provision hereof, the number of days that I am in such violation will be added to the one year period specified in Sections 3 and 4 hereof.

8. No Conflicting Agreements: Disclosure to Future Employers. I represent and warrant that I have not previously assumed any obligations inconsistent with those of this Agreement. I further represent and warrant that I am in compliance with, and my employment by the Company will not result in any violation of, any obligations previously assumed by me to any third party with respect to non-competition. I have not entered into, and I will not enter into, any agreement either written or oral in conflict herewith. I will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in this Agreement to any business or enterprise which I may directly or indirectly own, manage, operate, finance, join, control or in which I may participate in the ownership, management, operation, financing, or control, or with which I may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

9. Governing Law. This Agreement and any disputes arising under or in connection with it shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflict of laws of such state. I hereby submit for the sole purpose of this Agreement and any dispute arising under or in connection with it to the jurisdiction of the courts located in the State of Connecticut and any courts of appeal therefrom, and hereby waive any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over me by any such courts.

10. Notice. Any notice which the Company is required or may desire to give to me shall be given to me by personal delivery or registered or certified mail, return receipt requested, addressed to me at the address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

11. Complete Agreement; Amendments: Prior Agreements: Employment-at-Will. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and me with respect to the matters covered hereby; provided, however, that in the event of conflict between a provision of this Agreement and a provision of the Nondisclosure and Assignment of Inventions Agreement, dated as of the date hereof, by and between the Company and me, the provision most favorable to the Company shall govern. Nothing herein is intended to alter my at-will employment. The Company and I understand and agree that my employment at the Company is at-will and is not for any specified term and that either the Company or I may terminate the employment relationship with or without cause at any time, and that Sections 3 and 4 of this Agreement shall survive any such termination.

12. Miscellaneous. I agree that the provisions of this Agreement shall be binding on my heirs, assigns, executors, administrators and other legal representatives, and may be transferred by the Company to its successors and assigns. This Agreement supersedes all previous agreements, written or oral, relating to the above subject matter, except for the Nondisclosure and Assignment of Inventions Agreement between me and the Company, which shall remain in full force and effect in accordance with its respective terms.

13. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

14. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I will not assign this Agreement.

15. WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND I WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

The foregoing Noncompetition Agreement is hereby accepted and agreed to by the parties hereto.

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:

ACHILLION PHARMACEUTICALS, INC.	Michael D. Kishbauch

By:	/s/
Marios Fotiadis	Michael D. Kishbauch
Chief Executive Officer

Date: __________________	Date: __________________

NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

Kishbauch	Michael	D.
Employee’s Last Name	First Name	Middle Initial

I, the undersigned, recognize the importance of protecting the Company’s rights to its ideas, inventions, discoveries, trade secrets, confidential information and good will and, further, recognize that execution of this Agreement is an express condition of my employment. This Agreement is intended to formalize in writing certain understandings and procedures which have been in effect since the time the undersigned was initially employed by the Company.

In consideration of my employment, continued employment, promotion or increase in compensation by the Company, I hereby confirm my understanding and agreement, as follows:

1. Definition. For the purposes of this Agreement, the “Company” means and includes Achillion Pharmaceuticals, Inc. and all of its existing, past or future parents, subsidiaries, affiliates and assigns.

2. Covenant Not to Disclose.

(a) I agree that I will not, at any time during or after the termination of my employment with the Company, regardless of the reason for my termination, communicate, disclose or otherwise make available to any person or entity (other than the Company), or use for my account (except in the course of my employment with the Company) or for the benefit of any other person or entity, directly or indirectly, unless authorized by the Company in writing, any information or materials proprietary to the Company that relates to the Company’s business, organization, finances or affairs which is of a confidential nature, including, but not limited to, trade secrets, technical, scientific or other secrets, information or materials relating to existing or proposed pharmaceutical products (in all and various stages of development), business plans, suppliers, licensors, licensees, investors, affiliates, inventions, designs, methods, techniques, systems, processes, data, software programs, software code, “know-how”, marketing information and materials, marketing and development plans, customer lists and other customer information (including current prospects), price lists, pricing policies, personnel information, training methods and materials and financial information (collectively, “Proprietary Information”). Proprietary Information includes any and all such information and materials, whether or not obtained by me with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by my efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure. I further agree that I will retain such knowledge and information which I acquire and develop during my employment respecting such Proprietary Information in trust for the sole and exclusive benefit of the Company and its successors and assigns, and shall not use or attempt to use any Proprietary Information except as may be required in the ordinary course of performing my duties as a Company employee, nor shall I use any proprietary information in any manner that may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

(b) The provisions of this Paragraph shall apply to Proprietary Information obtained by the Company from any third party under an agreement including restrictions on disclosure known to me.

3. Inventions.

(a) If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101.) or otherwise. The term “Development” shall mean any invention, idea, creation, modification, discovery, design, development, improvement, biological or other process, cell line, lab notebook, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection). I shall promptly disclose to the Company (or any persons designated by it) each, such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks), title and interest that I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) I agree that I will promptly disclose to the Company all ideas, inventions, discoveries and improvements (including, but not limited to, those which are or may be patentable or subject to copyright protection) which I make, originate, conceive or reduce to practice during my employment with the Company and which relate directly or indirectly to the business of the Company or to work or investigations done for the Company (collectively, “Inventions”). All Inventions shall be the sole and exclusive property of the Company, and I hereby assign to the Company all rights therein, except as may otherwise be specifically agreed by the Company in writing. I further represent that, to the best of my knowledge and belief, none of the Developments will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that I will use my best efforts to prevent any such violation.

(c) In order that the Company may protect its rights in the Inventions, I will make adequate written records of all Inventions, which records shall be the Company’s property; and, both during and after termination of my employment with the Company, I will, without charge to the Company but at its request and expense, sign all papers, including forms of assignment, and render any other proper assistance necessary or desirable to transfer or record the transfer to the Company of my entire right, title and interest in and to the Inventions, and for the Company to obtain, maintain and enforce patents, copyrights, trade secrets or other protections thereon or with respect thereto (as the case may be) throughout the world.

(d) I represent that the Developments identified in the Appendix, if any, attached hereto comprise all the Developments that I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title of such Developments and the purpose thereof but not details of the Development itself. IF THERE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE, OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. __________

(e) The obligations contained in this Paragraph 3 shall continue beyond the termination of my employment with respect to Inventions (whether patentable or copyrightable or not) conceived or made by me during the period of my employment.

(f) With respect to any Developments, and work of any similar nature (from any source), whenever created, which I have not prepared or originated in the performance of my employment, but which I provide to the Company or incorporate in any Company product or system, I hereby grant to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Developments. I will not include in any Developments I deliver to the Company or use on its behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by me or others unless I provide the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then- current Company policy.

(g) By this Agreement, I irrevocably constitute and appoint the Company as my agent and attorney-in-fact for the purpose of executing, in my name and on my behalf, such instruments or other documents as may be necessary to transfer, confirm and perfect in the Company the rights I have granted to the Company in this Paragraph 3 and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

4. Covenant to Report: Documents and Tangible Property. I will promptly communicate and disclose to the Company all observations made and data obtained by me in the course of my employment by the Company and shall not make, use or permit to be used (at any time) any Company Property otherwise than for the benefit of the Company. “Company Property” shall include all written materials, records, documents and other tangible property made by me or coming into my possession during my employment concerning the business or affairs of the Company, including, but not limited to, any Proprietary Information and/or any

Inventions which are conceived or generated by me. All Company Property shall be the sole and exclusive property of the Company and, upon the termination of my employment (or at such earlier time as the Company may request me to do so), I will promptly deliver the same, in my possession, custody or control, to the Company or to any party designated by it, without retaining any copies, notes or excerpts thereof. I agree to render to the Company, or to any party designated by it, such reports of the activities undertaken by me or conducted under my direction during my employment as the Company may request.

5. Severability and Interpretation. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall, be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

6. Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

7. Notices. Any notice which the Company is required or may desire to give to me shall be given to me by personal delivery or registered or certified mail, return receipt requested, addressed to me at the address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am .required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return, receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

8. Acquiescence in Injunction. I understand that if I violate any provision of this Agreement the Company will be irreparably harmed and will have no adequate remedy at law. The Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, this Agreement.

9. No Conflicting Agreements; Disclosure to Future Employers. I represent and warrant to the Company that I am not subject to any restrictions on my ability to grant to the Company the rights referred to in this Agreement, and that I have not previously assumed any obligations inconsistent with those of this Agreement. I further represent, warrant and covenant to the Company that I am in compliance and shall remain in compliance with any and all obligations previously assumed by me to any third party with respect to nondisclosure and assignment of inventions. I have not entered into, and I will not enter into, any agreement either written or oral in conflict herewith. I will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in this Agreement to any business or enterprise which I may directly or indirectly own, manage, operate, finance, join, control or in which I may participate in the ownership, management, operation, financing, or control, or with which I may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

10. Governing Law. This Agreement and any disputes arising under or in connection with it shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflict of laws of such state. I hereby submit for the sole purpose of this Agreement and any dispute arising under or in connection with it to the jurisdiction of the courts located in the State of Connecticut and any courts of appeal therefrom, and hereby waive any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over me by any such courts.

11. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

12. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and, be enforceable by said successors or assigns. I will not assign this Agreement.

13. WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND I WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

The foregoing Nondisclosure and Assignment of Inventions Agreement is hereby accepted and agreed to by the parties hereto.

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

ACHILLION PHARMACEUTICALS, INC.		Michael D. Kishbauch

By:		/s/
	Marios Fotiadis		Michael D. Kishbauch
Chief Executive Officer

Date:	____________________	Date:	6-25-04

APPENDIX - TITLE/PURPOSE OF DEVELOPMENTS

The following is a complete list of all Developments and the purpose of those Developments:

_________	No Developments

_________	See Below

Developments and Purpose:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________